UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2024
TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	TDS	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.625% Series UU Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrU	New York Stock Exchange
Depositary Shares each representing a 1/1000th interest in a share of 6.000% Series VV Cumulative Redeemable Perpetual Preferred Stock, $.01 par value	TDSPrV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
This Current Report on Form 8-K is being filed by Telephone and Data Systems, Inc. (TDS) to describe the TDS 2024 Executive Officer Bonus Program (the 2024 Plan) with respect to "named executive officers" of TDS as specified in paragraph (e) of Item 5.02 of Form 8-K.
The 2024 Plan was approved by the TDS Compensation and Human Resources Committee on March 13, 2024. The 2024 Plan covers all TDS executive vice president (EVP) and senior vice president (SVP) officers other than the President and CEO of TDS.
The plan also covers the President and CEO of TDS Telecommunications LLC (TDS Telecom), a subsidiary of TDS.
The 2024 Plan provides performance measures and weightings, of which 80% are based on quantitative company performance measures and 20% are based on individual performance. The TDS company performance will be based on the performance of the following subsidiaries of TDS with the following weights: United States Cellular Corporation (UScellular) (60%) and TDS Telecom (40%).
In the case of the TDS Telecom President and CEO, the company performance measures are calculated considering only TDS Telecom's results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date:	March 18, 2024	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President and Chief Financial Officer